                                                                    Exhibit 11.1


                            ML MACADAMIA ORCHARDS, L.P.
               COMPUTATION OF NET INCOME PER CLASS A UNIT (UNAUDITED)
                        (in thousands, except per unit data)


                                                              THREE MONTHS                  NINE MONTHS
                                                           ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                         -----------------------      -----------------------
                                                           1998           1997          1998           1997
                                                         --------       --------      --------       --------
Net income (loss)                                        $    329       $ 14,099      $   (229)      $  14,367

Class A Unitholders
  (ownership percentage)                                  x  99%         x  99%         x  99%         x  99%
                                                         --------       --------      ---------      ---------
Net income (loss) allocable
  to Class A Unitholders                                 $    326       $ 13,958      $   (226)      $  14,223
                                                         --------       --------      ---------      ---------
                                                         --------       --------      ---------      ---------

Class A Units outstanding                                   7,500          7,500          7,500          7,500
                                                         --------       --------      ---------      ---------
                                                         --------       --------      ---------      ---------

Net income (loss)
  per Class A Unit                                       $   0.04       $   1.86      $  (0.03)      $    1.90
                                                         --------       --------      ---------      ---------
                                                         --------       --------      ---------      ---------

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